EXHIBIT 11
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                                             SUMMIT BANCSHARES, INC. AND SUBSIDIARIES
                                                            EXHIBIT 11
                                          SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE
                                           (Dollars in Thousands, Except Per Share Data)
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                                                                                December 31,
                                                               -----------------------------------------------------
               Primary Basis                                      1994                 1993                  1992
               -------------                                   ----------           ----------            ----------
Net Income Before Extraordinary Item                           $    4,040           $    3,731            $    3,004
                                                               ==========           ==========            ==========
Net Income                                                          4,040                3,731                 3,236
                                                               ==========           ==========            ==========
Weighted average number of Common Shares
outstanding during the year                                     1,567,885            1,547,759             1,548,750
                                                               ==========           ==========            ==========
Primary Income per Common Share Before
Extraordinary Item                                             $     2.58           $     2.41            $     1.94
                                                               ==========           ==========            ==========
Primary Income per Common Share                                $     2.58           $     2.41            $     2.09
                                                               ==========           ==========            ==========
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The assumed exercise of stock options does not result in material dilution.
Therefore, the computation of net income per share is not set forth on a fully diluted basis.